EXHIBIT 21.1

                        MBO Inc., a Delaware corporation

             US Liquids L.P. Holding Co., a Delaware corporation

           US Liquids of La., L.P., a Delaware limited partnership

                American WasteWater Inc., a Texas corporation

                  Mesa Processing, Inc., a Texas corporation

               Mesa International, Inc., a Barbados corporation

              Re-Claim Environmental, Inc., a Texas corporation

Re-Claim Environmental Louisiana L.L.C., a Louisiana limited liability company

       USL Management Limited Partnership, a Texas limited partnership

              USL General Management, Inc., a Texas corporation

                 GEM Management, Inc., a Delaware corporation

             U S Liquids Northeast, Inc., a Delaware corporation

              Environment Management, Inc., a Texas corporation

           Enviro-Waste Type V of Texas, Inc., a Texas corporation

           Waste Stream Environmental, Inc., a New York corporation

                  Earth Blends, Inc., a New York corporation

            Amigo Diversified Services, Inc., a Texas corporation

          The National Solvent Exchange Corp., a Georgia corporation

         USL Parallel Products of California, a California corporation

          Parallel Products of Kentucky, Inc., a Kentucky corporation

           Parallel Products of Florida, Inc., a Florida corporation

              USL City Environmental, Inc., a Michigan corporation

    USL City Environmental Services of Florida, Inc., a Florida corporation